UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2026
Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute Indiana 47802
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (812) 299-2800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement
Power Purchase Agreement

On October 7, 2026, Hallador Power Company, LLC (“Hallador Power”), a wholly owned subsidiary of Hallador Energy Company (the "Company") entered into a six-year Power Purchase Agreement (the "PPA") with Duke Energy Indiana, LLC ("Duke Energy Indiana"). The PPA has an annual average base energy quantity of 200 MW of electricity from the Company’s Merom Generating Station (the "Merom Station") from June 1, 2029 through May 31, 2035.

The PPA is unit contingent, meaning deliveries follow the actual output of Merom Station’s two generating units and Hallador Power has no obligation to purchase replacement power when a unit is offline or under required maintenance. In addition, Duke Energy Indiana may reduce purchases to zero for up to 90 days per contract year, subject to seasonal limitations. Pricing is based on a Fuel Price Floor and seasonal Base Adder, which increase over the contract term, with provisions allowing recovery of certain excess fuel costs.

Hallador Power is required to maintain a standby letter of credit to secure its obligations under the PPA, beginning at $3.5 million, increasing to $7.0 million in January 2029, and decreasing to $4.5 million in June 2031 and $2.7 million in June 2033 through the end of the agreement.

Agreement to Sell Zonal Resource Credits

Also on October 7, 2026, Hallador Power and Duke Energy Indiana entered into an agreement under their Master Power Purchase and Sale Agreement (the “MPPSA") for Hallador Power to sell to Duke Energy Indiana Zonal Resource Credits (“ZRCs”), which represent accredited generating capacity under MISO rules. The ZRCs will come exclusively from Merom Station’s two generating units.

The MPPSA runs from June 1, 2029, through May 31, 2035. Hallador Power will provide an annual average of 225 ZRCs per day during the agreement.

Duke Energy Indiana will pay approximately $271 million for the ZRCs over the six-year term.

Hallador Power is required to maintain a standby letter of credit to secure its obligations under the MPPSA. The amount will be $6 million initially, increasing to $12 million in January 2029, then decreasing to $8 million in June 2031 and $3 million in June 2033 through the end of the agreement.

The descriptions above are summaries and do not include all of the terms of the PPA and MPPSA. The Company expects to file the agreements described above as exhibits to its next Quarterly Report on Form 10-Q, and the descriptions above are qualified in their entirety by reference to the full text of the agreements.

Item 2.03 - Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01 - Regulation FD Disclosure.
On October 8, 2026, Hallador Energy Company issued a press release announcing the transactions described in Item 1.01 above. A copy of such press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated in a filing.

Item 9.01 – Financial Statements and Exhibits
(d)Exhibits
99.1 – Press Release Dated October 8, 2026
104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 8, 2026	By:	/s/ERIC VAN DEMAN
Eric Van Deman
Chief Accounting Officer